      As filed with the Securities and Exchange Commission on
                         November 1, 1996
                                                       Registration No.
_333-____ ____
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                                FORM S-3
                         Registration Statement
 [and Post-Effective Amendment No. 1 to Form S-3 Registration Statement
                            (No. 333-02411)]
                    Under the Securities Act of 1933

                         HEALTH-CHEM CORPORATION
         (Exact Name of Registrant as Specified in its Charter)
         Delaware                                       13-2682801
(State or Other Jurisdiction of                     (I.R.S. Employer
Incorporation or Organization)                    Identification Number)
                 1212 Avenue of the Americas, 24th Floor
                           New York, NY  10036
                             (212) 398-0700
(Address, Including Zip Code, and Telephone Number, Including Area Code,
              of Registrant's Principal Executive Offices)
                      Marvin M. Speiser, President
                         Health-Chem Corporation
                 1212 Avenue of the Americas, 24th Floor
                           New York, NY  10036
                             (212) 398-0700
(Name, Address, Including Zip Code, and Telephone Number, Including Area
                       Code, of Agent for Service)
                               Copies to:
     Bruce M. Schloss, Esq.                  Paul Bork, Esq.
        General Counsel                  Hinckley, Allen & Snyder
    Health-Chem Corporation                One Financial Center
1212 Avenue of the Americas, 24th Floor         45th Floor
      New York, NY  10036                   Boston, MA  02111
   Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest-reinvestment plans, check the following box:
/X/

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective Registration Statement for the same offering: [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                 CALCULATION OF REGISTRATION FEE
Title of each   Amount to    Proposed     Proposed    Registratio
class of           be         Maximum      Maximum       n Fee
Securities to  Registered    Offering     Aggregate
be Registered                Price Per    Offering
                             Share(2)     Price(2)
Common Stock,    317,406      $1 3/16    $376,919.00  $114.21(4)
$.01 par
value per
share (1)
Attached           --           --           --           --
Common Stock
Purchase
Rights (3)
(1)  Shares of Common Stock to be offered for the account of the Selling
Stockholder.
(2)  Estimated solely for the purpose of calculating the registration fee.
(3)  Attached Common Stock Purchase Rights pursuant to that certain
     Rights Agreement (the "Rights Agreement") by and between the Company and Harris Trust Company of New York, as Rights Agent, dated as of
     February 28, 1989, as amended as of November 7, 1990, which Rights were registered with the Securities and Exchange Commission via Form
     8-A on August 1, 1989.
(4)  No additional registration fee is being paid herewith as the Shares being registered hereunder are concurrently being deregistered by the Post-Effective Amendment of Registration Statement No. 333-02411
     pursuant to Rule 429.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of this Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                        STATEMENT PURSUANT TO RULE 429
     The Prospectus contained in this Registration Statement is a combined Prospectus which also covers shares of the Registrant's Common
Stock, par value $.01 per share, heretofore covered by Registration
Statement No. 333-02411.
                          HEALTH-CHEM CORPORATION


       Subject to completion, dated November 1 __, 1996


PROSPECTUS


                       HEALTH-CHEM CORPORATION

                   317,406 Shares of Common Stock

    All of the 317,406 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock") of Health-Chem Corporation (the
"Company") being registered hereby are being sold for the account of Marvin M. Speiser, President and Chairman of the Company's Board of
Directors (the "Selling Stockholder"). The Shares are expected to be sold pursuant to an agreement among the Company, Mr. Speiser, and one or more institutional investors (hereinafter the "Funds"), under which the Company's option to repurchase the Shares from Mr. Speiser are being extinguished. Substantially all of the proceeds from the sale of the Shares are being remitted to the Selling Stockholder.
The excess of the proceeds over the aggregate option exercise is being applied to defray a portion of the costs of the Offering. See
"The Offering" and "Use of Proceeds."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
THE CONTRARY IS A CRIMINAL OFFENSE.


          Purchase   Underwriter's    Proceeds to    Proceeds to
           Price     Discounts and      Selling        Company
                      Commissions    Stockholder(1     (1)(2)
                                           )
  Per      $1.10          ---            $1.09          $.01
 Share
 Total   $349,147.        ---         $345,973.00     $3,174.00
             00
(1)  Approximate proceeds assuming sale on or before November 15, 1996.
(2)  Before deducting expenses of the Offering.

     The Date of this Prospectus is November 1____, 1996.

                          ADDITIONAL INFORMATION

    Health-Chem Corporation ("Health-Chem" or the "Company"), has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. For further information with respect to the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any agreement or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by such reference. The Registration Statement, including exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, DC 20549, and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

    The Common Stock is traded on the American Stock Exchange, Inc., and in the over-the-counter market under the symbol "HCH." On
October 31, 1996, the last reported sale price of the Common
Stock was $1 3/16 per share.

                 DOCUMENTS INCORPORATED BY REFERENCE

    The following documents filed by the Company with the Commission are incorporated by reference into this prospectus:

    (1)  The Company's annual report for the fiscal year ended
December 31, 1995 on Form 10-K;

    (2) The Company's definitive proxy statement dated April 5, 1996 for the 1996 Annual Meeting of Stockholders; and

    (3) The Company's quarterly reports for the fiscal quarters ended March 31 and June 30, 1996, each on Form 10-Q.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the Offering shall be deemed to be incorporated by reference into the Prospectus.

    The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered on the written request of any such person, a copy of any or all of the documents described above which have been incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for copies of such documents should be addressed to Bruce M. Schloss, Esq., Secretary, Health-Chem Corporation, 1212 Avenue of the Americas, 24th Floor, New York, New York, 10036 (telephone (212) 398-0700).

                     THE OFFERING AND BACKGROUND

Subscription Rights Offering and Expiration

    In the first quarter of 1996, the Board of Directors of the Company concluded that the best interests of the Company and its stockholders would be served by increasing the number of shares of the Company's Common Stock in the hands of non-affiliates, and by reducing or eliminating the relatively large percentage of the Company's outstanding Common Stock which were subject to repurchase by the Company from the Selling Stockholder pursuant to option agreements entered into in 1991 and 1994 (the "Options"). On August 2, 1996 (the "Record Date"), the Company commenced a subscription rights offering (the "Rights Offering") to record holders of Common Stock ("Record Holders"), other than the Selling Stockholder, pursuant to Registration Statement No. 333-02411. In the Rights Offering, the Company granted to Record Holders transferable subscription rights to purchase three shares of Common Stock for every ten shares of Common Stock held by such holder on the Record Date, at a purchase price of $1.10 per share. Pursuant to a Stock Purchase Agreement dated March 29, 1996, as amended, the Selling Stockholder provided the shares of Common Stock for purchase by the Company in an amount equal to the number of shares of Common Stock issued to subscribers in the Subscription Rights Offering. A total of 1,269,926 of the shares of Common Stock offered pursuant to the Rights Offering were subject to the Options. A total of 952,520 shares were subscribed for (of 1,320,000 shares registered in the Rights Offering), leaving 367,480 shares (317,406 of which remain subject to the Options) unsubscribed for at the expiration of the Rights Offering on September 16, 1996.

    In accordance with its undertaking the Company hereby removes from registration all 367,480 shares which were included in the 1,320,000 shares covered by Registration Statement No. 333-02411 and which remained unsold at the termination of the Offering. 317,406 of said shares are being re-offered hereby as the Shares in the Secondary Offering as described below.

The Secondary Offering

    Contemporaneously with the expiration of the Rights Offering, the investment banking firm of Ladenburg, Thalmann & Co. Inc. ("LTC") approached the Company and expressed an interest in acquiring for the accounts of investment funds which are advised by associated persons of LTC (the "Funds") which remained unsubscribed for at the expiration of the Rights Offering at a price equal to the Rights Offering subscription price. The Company, the Funds, and the Selling Stockholder intend to enter into an agreement (the "Standby Stock Purchase Agreement")prior to this registration statement becoming effective, pursuant to which: (a) the Funds would purchase these 317,406 Shares at the purchase price (the "Purchase Price") of $1.10 per share (or an aggregate purchase price of $349,147); (b) the Selling Stockholder would receive an amount per share equal to the weighted average option exercise price for all 317,406 shares subject to the Options (the "Average Option Price"), and the Company would receive the difference between the aggregate Purchase Price and the aggregate exercise price under the Options, to defray, in part, the costs of this Offering; and (c) the Company agreed to register the Shares under the Securities Act of 1933 (the "Act"). The Average Option Price includes an interest component; consequently, the Average Option Price increases over time. As of November 15, 1996, the Average Option Price would be approximately $1.09 per share. See "Use of Proceeds."

                           USE OF PROCEEDS

     Substantially all of the proceeds of the Offering ($345,973.00 of $349,147.00, or approximately 99%), shall be paid to the Selling Stockholder. The remaining $3,174.00 shall be paid to the Company to defray the Company's costs of the Offering. The Company shall also be reimbursed by the Funds for fifty percent of the Company's expenses payable in connection with the registration of the Shares offered hereby.

                         SELLING STOCKHOLDER

     The Selling Stockholder is Marvin M. Speiser. Mr. Speiser is the Chairman of the Board, President, and a Director of the Company, and currently, beneficially , owns 2,769,567 shares (approximately 34%) of the outstanding Common Stock (including the Shares offered hereby). Upon completion of the Secondary Offering, Mr. Speiser will beneficially own 2,452,161 shares (approximately 30%) of the outstanding Common Stock.

                            LEGAL MATTERS

     The validity of the issuance of the shares of Common Stock offered hereby will be passed on for the Company by Hinckley, Allen & Snyder, Boston, Massachusetts.

                               EXPERTS

     The consolidated financial statements and the related financial statement schedule of the Company as of December 31, 1995, and for the year then ended which were included in the Company's Annual Report Form 10-K for the year ended December 31, 1995, and incorporated herein by reference, have been audited by Coopers & Lybrand L.L.P., independent accountants as stated in their report appearing therein. The consolidated financial statements and related financial schedule of the Company as of December 31, 1994 and for each of the two years in the period ended December 31, 1994 which were included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing therein. In each case, these financial statements have been so incorporated herein by reference in reliance upon the respective reports of each such firm given upon their authority as experts in accounting and auditing.
                          HEALTH-CHEM CORPORATION

                        _____________________

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer contained in this Prospectus by the Company. This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.

                        _____________________

                          TABLE OF CONTENTS
                                                       Page

Additional Information

Documents Incorporated by Reference

The Offering and Background

Use of Proceeds

Selling Stockholder

Legal Matters

Experts


                       _______________________

             Prospectus dated November 1__, 1996


                                  PART II

               INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

Estimated expenses payable in connection with the sale of Common
Stock offered hereby are as follows:


Amount

        SEC Registration Fee                         $      0.00
        Legal Fees and Expenses                      $ 14,000.00
        Accounting Fees and Expenses                 $  4,000.00
        Miscellaneous                                $  2,000.00

                                                Total$ 20,000.00

Item 15.  Indemnification of Directors and Officers.

    (a) Section 145 of the General Corporation Law of the State of Delaware (Chapter 1, Title 8, Delaware Code of 1953) provides as follows:

         "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
    (a) and (b) of this section.  Such determination shall be made
    (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
    (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement or expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

    (b) Article NINTH of the Registrant's Restated Certificate of Incorporation, as amended effective May 8, 1987, and to date, provides as follows:

         To the fullest extent permitted by the Delaware General Corporation law in its present form or as it may hereafter be amended, no director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. This Article NINTH shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date that this Article NINTH becomes effective.

    (c) The Registrant has an insurance policy which insures the Directors and Officers of the Registrant and its subsidiaries against certain liabilities which might be incurred in connection with the performance of their duties.

Item 16.  Exhibits.

Exhibit No.   Description of Exhibit

4.1           Form of Standby Stock Purchase Agreement

5             Opinion of Hinckley, Allen & Snyder

23.1          Consent of Coopers & Lybrand L.L.P.

23.2          Consent of Deloitte & Touche LLP

23.3          Consent of Hinckley, Allen & Snyder
              (included in Exhibit 5)


Item 17.  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

             (a) To include any material information with respect to the plan or distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

    (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (7) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   CONSENT OF INDEPENDENT AUDITORS


    We consent to (a) the incorporation by reference in this registration statement of Health-Chem Corporation on Form S-3 [Post-Effective Amendment No. 1 to Form S-3 Registration Statement (File No. 33-02411)] of our report dated March 15, 1996, (except the last two paragraphs of Note 9 which are dated as of March 26, 1996) on our audit of the consolidated financial statements and financial statement schedule of Health-Chem Corporation as of December 31, 1995 and for the year then ended which report is included in the 1995 annual report on Form 10-K, which is incorporated by reference in this Registration Statement on Form S-3 and (b) the reference to us under the heading "Experts" in the Prospectus which is part of said Registration Statement.

COOPERS & LYBRAND L.L.P.


One South Market Square
Harrisburg, PA
November 1______________, 1996

                   CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Registration Statement of Health-Chem Corporation on Form S-3 of our report dated March 15, 1995, on our audit of the consolidated financial statements and financial statement schedule of Health-Chem Corporation appearing in the Health-Chem Corporation Annual Report on Form 10-K for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.



DELOITTE & TOUCHE LLP


Baltimore, MD
October 31_______________, 1996

                             SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in The City of New York, State of New York on November 1_________, 1996.

                                  HEALTH-CHEM CORPORATION


                                  By:/s/ Marvin M. Speiser
                                     Marvin M. Speiser,
                                     President


                  POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Health-Chem Corporation, hereby severally and jointly constitute and appoint Marvin M. Speiser, Robert D. Speiser, Bruce M. Schloss and Paul Bork, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement, and generally do all things in our names and on our behalf in such capacities to enable Health-Chem Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature      Title(s)                     Date


/s/ Marvin M. Speiser   President, Chief Executive   November    1996
                                                     1,
Marvin M. Speiser       Officer and Chairman of the
                        Board (Principal Executive
                        Officer



/s/ Robert D. Speiser   Executive Vice President     November    1996
                                                     1,
Robert D. Speiser        and Director

Name and Signature      Title(s)                     Date



/s/ Steven Bernstein    Senior Vice President and    November    1996
                                                     1,
Steven Bernstein        Director



/s/ Paul R. Moeller     Vice President - Finance     November 1, 1996
Paul R. Moeller         and Director (Principal
                        Financial and Principal
                        Accounting Officer



/s/ Bruce M. Schloss    Vice President, Secretary    November 1, 1996
Bruce M. Schloss        and Director


/s/ Martin Benis        Director                     November 1, 1996
Martin Benis


/s/ Matthew Goldstein   Director                     November    1996
                                                     1,
Matthew Goldstein


/s/ Samuel R. Goodson   Director                     November    1996
                                                     1,
Samuel R. Goodson


/s/ Eugene Roshwalb     Director                     November    1996
                                                     1,
Eugene Roshwalb


/s/ Milton Y. Zussman   Director                     November    1996
                                                     1,
Milton Y. Zussman





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